Exhibit 99.1
NEWS RELEASE — FOR IMMEDIATE RELEASE

CONTACT: Marty McKenna	(312) 928-1901

DECEMBER 9, 2010
Equity Residential Declares Fourth Quarter Dividends
9% Increase in 2010 Common Share Dividend
Adopts New Dividend Policy
Chicago, IL – December 9, 2010 — Equity Residential (NYSE: EQR) today announced that on December 8th its Board of Trustees declared dividends on its common and preferred shares. A common share dividend for the fourth quarter of $0.4575 per share will be paid on January 14, 2011 to shareholders of record on December 20, 2010. This dividend will bring the total paid for the year to $1.47 per share, a 9% increase over the company’s previous annualized dividend of $1.35 per share. The $1.47 per share equals approximately 65% of the company’s currently estimated FFO (Funds From Operations) for 2010 as adjusted for certain non-comparable items. The company reaffirms its 2010 FFO guidance range and reconciliation from earnings per share as provided in its third quarter 2010 earnings release dated October 27, 2010.
For 2011, the company intends to pay a dividend equal to approximately 65% of FFO for the year as adjusted for certain non-comparable items. As in 2010, the company intends to pay $0.3375 per share for each of the first three quarters of the year. For the fourth quarter, the company intends to pay a dividend that will bring the total payment for the year to approximately 65% of FFO as adjusted for certain non-comparable items. All future dividends remain subject to the discretion of the company’s Board of Trustees.
“We are pleased to distribute to our investors a fourth quarter dividend that reflects the improvement in apartment operating fundamentals experienced in 2010,” said David J. Neithercut, Equity Residential’s President and CEO. “In the years ahead, our new dividend policy will continue to generate payouts closely aligned with the actual annual operating results of our core business and provide more transparency to our investors.”
The company plans to announce its fourth quarter and full year 2010 operating results and outlook for 2011, including a range of FFO as adjusted for certain non-comparable items, on February 2, 2011 and host a conference call to discuss these items on February 3, 2011 at 10 am CST.

The following regular quarterly dividends will be paid on the company’s preferred/depositary shares:

Series	Record Date	Payment Date	Amount/Share
K	December 20, 2010	December 31, 2010	$1.03625
N	December 20, 2010	January 18, 2011	$0.405
Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 470 properties located in 17 states and the District of Columbia, consisting of 132,699 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.
Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential’s management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management’s control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.